Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$16,630,370
Realized Trading Gain (Loss) on Short-Term Investments	(7,277)
Unrealized Gain (Loss) on Market Value of Futures	(7,801,750)
Dividend Income	24,433
Interest Income	436,501
ETF Transaction Fees	12,000
Total Income (Loss)	$9,294,277

Expenses
General Partner Management Fees	$191,580
Professional Fees	82,215
Brokerage Commissions	110,999
Non-interested Directors' Fees and Expenses	2,998
Prepaid Insurance Expense	613
NYMEX License Fee	4,789
SEC & FINRA Registration Expense	12,567
Total Expenses	$405,761
Net Income (Loss)	$8,888,516

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/18	$406,358,394
Additions (3,500,000 Shares)	77,510,228
Withdrawals (6,200,000 Shares)	(141,413,228)
Net Income (Loss)	8,888,516

Net Asset Value End of Month	$351,343,910
Net Asset Value Per Share (15,584,588 Shares)	$22.54

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612